                                                                    Exhibit 4.11

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED FOR SUCH TRANSFER OR (C) SUCH TRANSFER IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

WARRANT NO. W-6

                      WARRANT TO PURCHASE 119,355 SHARES OF
                                  COMMON STOCK

                                       OF

                              ALTUS BIOLOGICS INC.

                           VOID AFTER DECEMBER 7, 2006

     This certifies that, for value received, SG Cowen Securities Corporation or its permitted assigns ("Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time before 5:00 p.m. Eastern Standard Time on December 7, 2006 (the "Expiration Date") to purchase from Altus Biologics Inc. a Delaware corporation (the "Company"), up to 119,355 shares of the Company's Common Shares, each with a par value of $0.01 (the "Warrant Stock"), at a price of $4.2747100 per share (the "Purchase Price"). The Purchase Price and the number and character of shares of Warrant Stock purchasable hereunder are subject to adjustment as provided herein. Unless the context otherwise requires, the term "Warrant Stock" shall mean the stock and other securities and property at any time issuable upon exercise of this Warrant. The term "Warrant" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

     1. EXERCISE.

     1.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day prior to the Expiration Date by surrendering this Warrant at the principal executive office of the Company, together with an executed Notice of Exercise in the form attached hereto as
Exhibit 1 and payment in full of the Purchase Price for the number of shares of Warrant Stock to be purchased upon such exercise of this Warrant.

     1.2 Form of Payment. Payment may be made by (i) check payable to the Company's order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder or (iv) any combination of the foregoing.

     1.3 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and the Company shall promptly issue a new Warrant of like tenor for purchase of the number of remaining shares of Warrant Stock not previously purchased.

     1.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company shall pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

     1.5 Net Exercise Election. The Holder may exercise the Warrant either (i) by paying to the Company, by cash or check, an amount equal to the aggregate Exercise Price of the Shares being purchased, or (ii) by electing to receive Shares equal to the value (as determined below) of this Warrant by surrender of the Warrant together with notice of such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

               X = Y(A-B)
                   ------
                      A

Where: X = the number of Shares to be issued to the Holder.

       Y = the number of Shares under this Warrant (or such lesser number of Shares as the Holder elects to purchase, in the case of a partial exercise).

       A = the fair market value of one share of Common Stock on the date of exercise.

       B = the Exercise Price.

     As used herein, the fair market value of the Common Stock shall mean the mean between the highest and lowest quoted selling prices on such date on the securities market where the Common Stock of the Company is traded, or if there were no sales on the applicable date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Board of Directors of the Company) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Board of Directors. In the event the Holder disagrees with the fair market value determined by the Board of Directors, the Company and the Holder shall use their best efforts to agree upon the selection of an independent appraiser, who will have 30 days in which to determine the fair market value of the Common Stock, and whose determination will be final and binding on all parties concerned. All costs of such determination shall be borne by the Company.

     1.6 Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Warrant Stock issuable upon such exercise.

     1.7 Taxes. The issuance of the shares of Warrant Stock upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     2.1. Valid Issuance. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

     2.2. Due Authorization. The execution, delivery and performance of this Warrant have been duly authorized by all requisite corporate action by the Company, will not violate or result in a breach of any provision of any law, statute, rule or regulation which would materially and adversely affect the business, assets, liabilities, financial conditions or operations of the Company, and will not violate or result in a breach of any provision of any order of any court or other agency or the Amended and Restated Certificate of Incorporation of the Company and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the properties or assets of the Company.

     2.3. Binding Obligation; No Consents. This Warrant has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its respective terms. No registration or filing with, or consent or approval of, or other action by, any Federal, state, foreign or other governmental department, commission, board, bureau, agency or instrumentality or any third party is necessary for the execution, delivery and performance of this Warrant or for the issuance of the shares of Common Shares issuable upon exercise of the Warrant Stock.

     3. TRANSFER.

     3.1 Subject to the terms hereof, including, without limitation, Sections
3.2 and 3.3, the Warrant and all rights thereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at its office designated in Section 8.4 hereof by the registered holder hereof in person or by duly authorized attorney, upon surrender of the Warrant properly endorsed. Upon any partial exercise or transfer, the Company will issue and deliver to such holder a new warrant or warrants with respect to the Shares not so exercised, converted or transferred. Each taker and holder of the Warrant, by taking or holding the same, consents and agrees that the Warrant when endorsed in blank shall be deemed negotiable, and that when the Warrant shall have been so endorsed, the holder may be treated by the Company and all other persons dealing with the Warrant as the absolute owner of such Warrant for any purpose and as the person entitled to exercise the rights represented thereby, or to the transfer on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder of the Warrant as the owner for all purposes. The term "Warrant" as used herein shall include the Warrant and, any warrants delivered in substitution or exchange therefor as provided herein. The Warrant is exchangeable for a warrant or warrants for the same aggregate number of Shares, each new Warrant to represent the right to purchase such number of Shares as the holder shall designate at the time of such exchange. The Warrant may be subdivided, at the Holder's option, into several warrants to purchase the Shares (collectively, also referred to as the "Warrant"). Such subdivision may be accomplished in accordance with the provisions of this Section 4.

     3.1. RESTRICTIONS ON TRANSFER. Neither the Warrant nor the Shares shall be transferable except upon the conditions specified in this Section 5.1, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") in respect to the transfer of the Warrant and the Shares.

     3.1.1. Unless and until otherwise permitted by this Section 5.1, the Warrant and each certificate or other document evidencing any of the Shares shall be endorsed with the legends substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED FOR SUCH TRANSFER [OR (C) SUCH TRANSFER IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.]

The foregoing legend shall be removed from the certificates representing any Shares, at the request of the Holder, (x) upon any sale pursuant to an effective registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN A STOCKHOLDERS' VOTING AGREEMENT, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE REGISTERED OWNER OF THIS CERTIFICATE, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.

THE SALE OR OTHER DISPOSITION OF ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, DATED AS OF SEPTEMBER __, 2001 AS AMENDED FROM TIME TO TIME, AMONG CERTAIN OF THE SHAREHOLDERS OF THIS COMPANY AND THIS COMPANY (THE "AGREEMENT"). A COPY OF THE AGREEMENT IS AVAILABLE FOR

INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THIS COMPANY.

     3.1.2. Neither the Warrant nor the Shares shall be transferred and the Company shall not be required to register any such transfer, unless and until one of the following events shall have occurred:

     (a) (i) they first shall have been registered under the Securities Act, or
(ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

     (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Holder to an affiliate (as such term is defined in the Securities Act) of such Holder, (ii) a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or (iii) a transfer by a Holder which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5 to the same extent as if it were the original Holder hereunder, or (iv) a transfer made in accordance with Rule 144 under the Securities Act.

     (c) For purposes of this Section 5, "Shares" shall mean the Shares and any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

     3.2. COOPERATION. The Company shall cooperate in supplying such information as may be reasonably requested by the Holder to complete and file any information reporting forms presently or subsequently required by the Commission as a condition to the availability of an exemption, presently existing or subsequently adopted, from the 1933 Act for the sale of the Warrant or Shares.

     3.3. PERMITTED TRANSFERS. The Holder may, subject to this Section 3 and all applicable laws and rules, transfer this Warrant and any Shares purchased hereunder.

     4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Purchase Price therefor, are subject to adjustment upon occurrence of the following events:

     4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Purchase Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of Warrant Stock.

     4.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock payable in securities of the Company then, and in each such case, the Holder of this Warrant, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto.

     5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in either the Purchase Price or in the number of shares of Warrant Stock, or other stock, securities or property receivable on the exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall forthwith mail a copy of each such certificate to the Holder of this Warrant.

     6. INTENTIONALLY OMITTED.

     7. NO IMPAIRMENT. The Company shall not, by amendment of its Amended and Restated Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) shall take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant.

     8. NOTICES OF RECORD DATE. In case:

          (a) the Company shall take a record of the holders of its Warrant Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any stock dividend; or

          (b) of any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

          (c) of any voluntary dissolution, liquidation or winding-up of the Company; or

          (d) of any redemption or conversion into Common Shares of all outstanding Warrant Stock;

then, and in each such case, the Company shall mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, and stating the amount and character of such dividend, or (ii) the date on which such consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of

Warrant Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Warrant Stock (or such other stock or securities) for securities or other property deliverable upon such consolidation, merger, conveyance, dissolution, liquidation or winding-up.

     9. LOSS OR MUTILATION. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of a written indemnity agreement reasonably satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor.

     10. RESERVATION OF WARRANT STOCK. The Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Warrant Stock as shall be sufficient to permit the exercise in full of this Warrant and the conversion of all shares of Warrant.

     11. NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     12. REPRESENTATIONS OF THE HOLDER. The Holder hereby represents and warrants to the Company that it:

     12.1 Understands that: (a) the Warrant and Warrant Stock are "restricted securities" under the federal securities laws since the sale of the Warrant and Warrant Stock has not been registered under the Act; (b) the Warrant and Warrant Stock may be resold without registration under the Act only in certain limited circumstances; and (c) the Holder may be required to hold the Warrant and Warrant Stock indefinitely unless such securities are subsequently registered under the Act or an exemption from such registration is available.

     12.2 Agrees that the Company may place the legend set forth above on any stock certificate(s) evidencing the Warrant Shares.

     13. NOTICES. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the Holder.

     14. AMENDMENT; WAIVER. This Warrant may be amended or any provision hereof waived only by an instrument in writing signed by the Company and the Holder.

     15. HEADINGS. The description headings in this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

     16. LAW GOVERNING. This Warrant shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

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     IN WITNESS WHEREOF, Company has caused this Warrant to be signed by its duly authorized officer and issued as of the date set forth below.

Dated: December ___, 2001

                                        ALTUS BIOLOGICS INC.


                                        By:
                                            ------------------------------------
                                            Peter Lanciano
                                            President

                                                                       Exhibit 1

                               NOTICE OF EXERCISE

To: Altus Biologics, Inc.
    625 Putnam Avenue
    Cambridge, MA 02139

     (1) Standard Election. The undersigned Holder elects to purchase _________ shares of Common Shares of _______________ (the "Warrant Stock"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     (2) Net Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to
Section 1.5 of the Warrant. This conversion is exercised with respect to __________ shares of Common Shares of _______________ (the "Warrant Stock").

     Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

-------------------------------------
(Name)

-------------------------------------
(Address)

-------------------------------------
(City, State, Zip Code)

-------------------------------------
(Federal Tax Identification Number)

-------------------------------------
(Date)

                                        SG COWEN SECURITIES CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED the undersigned Holder of this Warrant hereby sells, assigns and transfers to the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Shares set forth below:

Name of Assignee   Address   No. of Shares
----------------   -------   -------------


and does hereby irrevocably constitute and appoint ________________ Attorney to make such transfer on the books of ___________________, maintained for the purpose, with full power of substitution in the premises.

Dated:                                  SG COWEN SECURITIES CORPORATION
       ------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------